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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 26, 2002
Date of report (Date of earliest event reported)

MESABA HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Fifth Street Towers, Suite 1720
150 South Fifth Street
Minneapolis, Minnesota 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 747-9040
(Registrant's Telephone Number, including Area Code)

7501 26th Avenue South
Minneapolis, Minnesota 55450
(Former Address, if Changed Since Last Report)

ITEM 5    OTHER EVENTS

        On September 26, 2002, Mesaba Holdings, Inc. (the "Company") and Ranger Acquisition Corp., a wholly owned subsidiary of the Company (the "Purchaser"), executed a definitive merger agreement (the "Merger Agreement") providing for the acquisition of Big Sky Transportation Co., a regional air carrier based in Billings, Montana ("Big Sky"), for approximately $3.5 million.

        As a first step in the transaction, the Purchaser will commence a cash tender offer (the "Offer") in approximately three weeks for all outstanding shares of common stock of Big Sky (the "Shares") for $2.60 per share. Commencement of the Offer is subject to the satisfaction of certain labor conditions. Completion of the Offer is subject to the satisfaction of certain conditions which include, among other things, that there shall have been validly tendered and not withdrawn a number of Shares which, together with all Shares owned, directly or indirectly, by the Company or Purchaser, represents at least two-thirds of Big Sky's outstanding Shares on a fully-diluted basis, assuming the exercise of all outstanding stock options.

        Following the completion of the Offer (and subject to certain conditions), Purchaser will be merged with and into Big Sky, with Big Sky surviving as a wholly owned subsidiary of the Company (the "Merger"). In the Merger, those shareholders of Big Sky who did not tender their Shares (other than the Company and its subsidiaries and shareholders exercising dissenters' rights) will be entitled to receive the same price per Share that is offered in the Offer for each Share held by them.

        The terms and conditions of the acquisition (including the Offer and the Merger) are more fully described in the Merger Agreement, which is attached as Exhibit 2 to this Form 8-K.

        On September 26, 2002, the Company announced certain management changes at its wholly owned subsidiary, Mesaba Aviation, Inc. ("Aviation"). John Spanjers, chief operating officer of Aviation, will add the title of president. Randy Strobel, controller of Aviation, will become vice president of finance. Aviation's board of directors will consist of three members: Spanjers, Strobel and Robert Meekin, Aviation's vice president of people and process. All other officers at Aviation will remain the same. There will be no changes to the Company's board of directors.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

2	Agreement and Plan of Merger among Mesaba Holdings, Inc., Ranger Acquisition Corp. and Big Sky Transportation Co., dated September 26, 2002.
99.1	Press release, dated September 26, 2002, announcing the execution of the Merger Agreement, filed under the Company's Schedule TO on September 26, 2002, and incorporated herein by reference.
99.2	Press release, dated September 26, 2002, announcing management changes at Mesaba Aviation, Inc., a wholly owned subsidiary of Mesaba Holdings, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABA HOLDINGS, INC.
By:	/s/ ROBERT E. WEIL
Robert E. Weil Vice President, Chief Financial Officer and Treasurer

Date: September 27, 2002

EXHIBIT INDEX

Exhibit Number	Description
2	Agreement and Plan of Merger among Mesaba Holdings, Inc., Ranger Acquisition Corp. and Big Sky Transportation Co., dated September 26, 2002.
99.1	Press release, dated September 26, 2002, announcing the execution of the Merger Agreement, filed under the Company's Schedule TO on September 26, 2002, and incorporated herein by reference.
99.2	Press release, dated September 26, 2002, announcing management changes at Mesaba Aviation, Inc., a wholly owned subsidiary of Mesaba Holdings, Inc.

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  ITEM 5 OTHER EVENTS
  ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX